Loan Agreement (“Agreement”)

Australian Future Energy Pty Ltd and Synthesis Energy Systems, Inc

Provision of Short-Term Interim Funding

#	Section	Detail
1	Borrower	Australian Future Energy Pty Ltd (“AFE”) Level 10 10 Market Street Brisbane Qld 4000
2	Lender	Synthesis Energy Systems, Inc (“SES”) 1 Riverway Houston Texas 77056 United States of America
3	Background and Purpose

On 10 October 2019, SES announced that it had signed a definitive Merger Agreement, whereby AFE, a private company incorporated in Brisbane, Australia in 2014, will merge with a wholly owned subsidiary of SES. As a result of the transaction, AFE will become a wholly owned subsidiary of SES. SES currently holds approximately 35% of the issued capital of AFE.

In connection with the execution of the Merger Agreement, SES issued $US 2,000,000 of 11% senior secured debentures to certain accredited investors, along with warrants to purchase $4,000,000 of shares of SES’s common stock.

SES shall receive the $2,000,000, less legal and escrow agent fees of approximately $36,000, pursuant to the Merger Debentures schedule, beginning seven business days after this announcement and concluding within two business days of stockholder approval of the merger.

The merger debentures are intended to assist SES and AFE in financing the business through the closing of the merger.

Both AFE and SES expect the merger to close in the first quarter of 2020.

4	Purpose of Loan

To be used by AFE according to the budget attached in Appendix 1 – Budget and shall not deviate from the Budget by more than 25% on any line item and not exceed 10% in aggregate in any month without mutual written agreement of both AFE’s and SES’ CEO.

Commercially reasonable efforts shall be made by both AFE and SES to minimize expenses to close the proposed Merger transactions.

In the event that the proposed Reverse Merger transaction does not successfully complete, SES and AFE will work co-operatively together to review those costs incurred individually by either of SES or AFE that may have been of benefit to the other party, and to reasonably discuss and agree a method for the sharing of payment of such costs. SES and AFE agree that this will be likely to predominantly relate to Australian legal costs of King Wood Mallesons.

5	Loan Amount	$US 350,000.
6	Funding Date

Loan Amount to be provided as one lump sum payment in cleared funds to AFE’s normal cash operating account, with Westpac Banking Corporation, within 2 business days of signing this Agreement.

Account details :

Account Name : Australian Future Energy Pty Ltd

Bank : Westpac Banking Corporation

Customer ID Number : 8414 9681

BSB Number : 034-001

Account Number : 346 367

7	Term

The Loan is effective upon signing this agreement and receipt of Loan Amount by AFE and shall be due in full on March 31, 2020, or 3 months following the vote of the shareholders of SES in relation to the proposed Reverse Merger transaction, whichever is the later.

For the avoidance of doubt, the Loan Amount plus Interest remains payable in full by AFE to Lender until such time as the Repayment Amount is paid in full to Lender.

8	Security

In the event that the Reverse Merger transaction outlined in Section 3 above does not successfully complete, the Loan Amount will continue to accrue interest until the Loan Amount is repaid in full.

AFE acknowledges and understands that should the Loan Amount not be rapid by the Sunset Date it will be in default of this agreement.

The Parties shall undertake their commercially reasonable efforts to achieve a mutually agreeable settlement should AFE foresee that the Loan Amount cannot be repaid by the Sunset Date.

The Lender’s right to collect shall be in accordance with prevailing law.
9	Interest

Interest will be charged on the Loan Amount on a simple interest basis, at the rate of 11.0% per annum, payable in full on the Repayment Date, in conjunction with repayment of the Loan Amount.

Should the Loan Amount not be paid in full by the Sunset Date the interest rate shall increase to the Default Interest rate of 18%.

10	Repayment Amount	Loan Amount plus Interest and Default Interest, if any.
11	Repayment Date

The earlier of 5 days after completion of the Reverse Merger transaction as outlined in Section 3 above has completed on or around 31 March 2020.

Upon successful completion of the Reverse Merger transaction the Loan Amount may be repaid in cash or converted to a shareholder loan from the SES parent company to AFE.

In the event that the Reverse Merger transaction outlined in Section 3 above does not successfully complete, the Loan Amount will continue to accrue Interest and Default Interest until the Loan Amount is repaid in full.

Final Sunset Date for repayment is the later of March 31, 2020 or 3 months following the vote of the shareholders of SES in relation to the proposed Reverse Merger transaction.

12	Notices

AFE :

Mr Kerry Parker

Chief Executive Officer

Australian Future Energy Pty Ltd

Level 10

10 Market Street

Brisbane Qld 4000

Email : k.parker@ausfutureenergy.com.au

Lender Name :

Mr Robert Rigdon

President and Chief Executive Officer

Synthesis Energy Systems

1 Riverway

Houston Texas 77056

United States of America

Email : robert.rigdon@synthesisenergy.com

13	Governing Law	This agreement will be governed by the laws of Queensland, Australia as may apply from time to time.
14	Binding agreement	AFE and SES agree that this agreement is legally binding.

Executed as An Agreement :

Australian Future Energy Pty Ltd

ABN 56 168 160 067

Level 10

10 Market Street

Brisbane Qld 4000

/s/ Edek Choros	/s/ Kerry Parker
Edek Choros	Kerry Parker
Director	Company Secretary
Date October 25, 2019	Date October 25, 2019

Synthesis Energy Systems, Inc

1 Riverway

Houston Texas 77056

United States of America

/s/ Robert W. Rigdon
Robert W. Rigdon
President and Chief Executive Officer
Synthesis Energy Systems, Inc
Date October 24, 2019